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                                                                    EXHIBIT 1(b)

                            ARTICLES OF AMENDMENT
                                      OF
                          ARTICLES OF INCORPORATION
                                      OF
               WARBURG, PINCUS TAX FREE MONEY MARKET FUND, INC.

            EUGENE L. PODSIADLO and JANNA MANES, being President and
Assistant Secretary, respectively, of WARBURG, PINCUS TAX FREE MONEY MARKET FUND, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the Maryland Corporation Law, DO HEREBY CERTIFY:

            FIRST: That the Board of Directors of the Corporation at a meeting on July 20, 1998 at which a quorum was present and acting throughout, adopted a resolution proposing and declaring advisable the following amendment to the Articles of Incorporation of the Corporation:

            RESOLVED, that the name of the Corporation listed below be, and hereby is, changed as follows:

Current Name:                           Proposed Name:
-------------                           --------------
WARBURG, PINCUS TAX FREE                WARBURG, PINCUS WORLDPERKS TAX FREE
MONEY MARKET FUND, INC.                 MONEY MARKET FUND, INC.

and that the officers of the Corporation, or their designees, be, and hereby are, authorized and directed to execute and file Articles of Amendment to the Corporation's Articles of Incorporation and to do any and all such other lawful acts as may be necessary or appropriate to perform and carry out the name change.

            SECOND: That the amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders and that the Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.

            IN WITNESS WHEREOF, the undersigned have executed these Articles of Amendment and do hereby acknowledge that it is the act and deed of each of them and, under penalty of perjury, to the best of the knowledge, information and belief of each of them, the matters and facts contained herein are true in all material respects.

DATE: September 24, 1998                   /s/ EUGENE L. PODSIADLO
                                           -----------------------
                                           Eugene L. Podsiadlo
                                           President
ATTEST:

 /s/ JANNA MANES
 -------------------
   Janna Manes
   Assistant Secretary